UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013

POWERSECURE INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-12014	84-1169358
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

1609 Heritage Commerce Court, Wake Forest, North Carolina	27587
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (919) 556-3056

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 16, 2013, PowerSecure International, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with Robert W. Baird & Co. Incorporated (“Baird”), as representative of the several underwriters identified therein (collectively, the “Underwriters”), relating to the public offering (the “Company Offering”) of 2,300,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a price to the public of $16.00 per share, less underwriting discounts. In addition, under the terms of the Underwriting Agreement, the Company granted the Underwriters an over-allotment option, exercisable for 30 days, to purchase up to an additional 345,000 shares of Common Stock at the same price to the public and the same underwriting discount.

The net proceeds to the Company from the Company Offering are expected to be approximately $34,420,000, after deducting underwriting discounts and estimated expenses of the offering, assuming no exercise of the over-allotment option. The Company intends to use the net proceeds from the Company Offering for general corporate purposes, including but not limited to working capital, capital expenditures, acquisitions, repurchases of outstanding shares and other business opportunities. The Company has not determined the amount of net proceeds to be used specifically for the foregoing purposes. Accordingly, the Company will have broad discretion in the application of any proceeds from the Company Offering. Pending any specific application of the net proceeds from this offering, the Company intends to invest such net proceeds in short-term marketable securities.

Concurrently on August 16, 2013, Sidney Hinton, the President and Chief Executive Officer of the Company, as the selling stockholder (“Selling Stockholder”), entered into an Underwriting Agreement (the “Selling Stockholder Underwriting Agreement”) with Baird, as representative of the Underwriters, relating to the public offering (the “Selling Stockholder Offering” and, collectively with the Company Offering, the “Offerings”) by Mr. Hinton of 200,000 shares of Common Stock at the same price to the public and on the same terms as the Company in the Company Offering. The Company will not receive any proceeds from the sale of shares of Common Stock by Mr. Hinton in the Selling Stockholder Offering.

The Offerings are expected to close on or about August 21, 2013, subject to customary closing conditions.

The Company Offering is being made pursuant to a Prospectus Supplement dated August 16, 2013 and an accompanying base Prospectus dated May 10, 2013, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-188170), which was filed with the Securities and Exchange Commission (the “Commission”) on April 26, 2013 and declared effective by the Commission on May 10, 2013. The Selling Stockholder Offering is being made pursuant to a Reoffer Prospectus dated August 16, 2013, pursuant to Post-Effective Amendment No. 2 to each of the Registration Statements on Form S-8 (File Nos. 333-56697, 333-32118, 333-62714, 333-116431 and 333-134938).

The Underwriting Agreement and Selling Stockholder Underwriting Agreement both contain customary representations, warranties and agreements by the Company and selling stockholder, as applicable, customary conditions to closing, customary indemnification obligations of the Company or selling stockholder, as applicable, on the one hand and the Underwriters, on the other hand, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement and Selling Stockholder Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement or Selling Stockholder Underwriting Agreement.

The foregoing descriptions of the Offerings, the Underwriting Agreement and the Selling Stockholder Underwriting Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and the Selling Stockholder Underwriting Agreement, which are filed herewith as Exhibits 1.1 and 1.2 and are incorporated by reference herein. The legal opinion of Kegler, Brown, Hill & Ritter Co., L.P.A., counsel to the Company, relating to the legality of the issuance and sale of the shares in the Company Offering, is filed herewith as Exhibit 5.1 hereto.

Item 8.01.	Other Events.

On August 15, 2013, the Company issued a press release announcing the commencement of the Offerings, which is filed herewith as Exhibit 99.1 and is incorporated by reference herein. On August 16, 2013, the Company issued a press release announcing the pricing of the Offerings, which is filed herewith as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement, dated August 16, 2013, between PowerSecure International, Inc. and Robert W. Baird & Co. Incorporated, as representative of the underwriters named therein

5.1	Opinion of Kegler, Brown, Hill & Ritter Co., L.P.A.

23.1	Consent of Kegler, Brown, Hill & Ritter Co., L.P.A. (included in Exhibit 5.1).

99.1	Press Release of PowerSecure International, Inc., dated August 15, 2013, announcing commencement of offerings

99.2	Press Release of PowerSecure International, Inc., dated August 16, 2013, announcing pricing of offerings

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Christopher T. Hutter
Christopher T. Hutter
Executive Vice President and Chief Financial Officer

Dated: August 16, 2013

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